Exhibit 10.4

                                                Conformed Copy

                        RETENTION AGREEMENT

           THIS AGREEMENT, made as of this 5th day of October, 1994 (the "Effective Date"), by and between DEL MONTE
CORPORATION, a New York corporation (the "Company") and Glynn M.
Phillips (the "Executive").

                       W I T N E S S E T H:

           WHEREAS, in order to provide the Executive continued incentives to remain in the services of the Company, its subsidiaries or affiliates, the Company desires to provide the Executive with compensation security under the conditions set forth in this Agreement in the event that the Executive's employment hereunder is terminated by the Company or any such subsidiary or affiliate without Cause (as hereinafter defined);

           NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereby agree as follows:

           1. Employment. The Executive agrees to devote his working time, on substantially a full-time basis, to the performance of services for the Company, its subsidiaries and affiliates as may be assigned to him from time to time and to perform such services faithfully and to the best of his ability. This Agreement shall commence on the Effective Date and shall remain in effect so long as the Executive remains employed by the Company, any of its subsidiaries, or affiliates, or any successor organization.

          2. Termination for Cause: Resignation for Good Reason:
Termination by Reason of Death. (a) This Agreement shall be terminated immediately and neither party shall have any obligation hereunder, except as so provided herein, if the Executive's employment is terminated for Cause (as hereinafter defined) or by reason of the Executive's death.

           (b) The Executive shall be terminated for "Cause" only if the Executive's employment is terminated as a result of (i) dishonesty, (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Executive in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless, the Executive is disabled, or
(iv) deliberate misconduct which is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Executive that such conduct was in the best interests of the Company.

           (c) Resignation for "Good Reason" shall mean the resignation of the Executive after: (i) a reduction without the Executive's consent in the Executive's salary or the bonus that the Executive is eligible to earn under the Company's annual cash bonus plan (or successor plan thereto); provided, however, that nothing herein shall be construed to guarantee



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the Executive's bonus for any year if the applicable performance targets are not met; and provided, further, that it shall not constitute Good Reason hereunder if the Company makes an appropriate pro rata adjustment to the applicable bonus and targets under the annual cash bonus plan in the event of a change in the Company's fiscal year; (ii) a material reduction without the Executive's consent in the aggregate welfare benefits provided to the Executive pursuant to the welfare plans, programs and arrangements in which the Executive is eligible to participate; or (iii) a material reduction without the Executive's consent in the Executive's job title or responsibilities. Unless the Executive provides written notification of an event described in clauses (i) through (iii) above within ninety (90) days after the Executive knows or has reason to know of the occurrence of any such event, the Executive shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of this Agreement. If the Executive provides such written notice to the Company, the Company shall have ten (10) business days from the date of receipt of such notice to effect a cure of the event described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Executive, such event shall no longer constitute Good Reason for purposes of this Agreement.

           (d) The Executive may voluntarily terminate his employment at any time prior to notice by the Company of termination under Sections 2(a) or 3(a) of this Agreement by written notice to the Company. Upon such notice (other than pursuant to section 2(c)), this Agreement shall be terminated immediately and the Executive shall have no entitlement to any compensation other than what has already been earned or accrued at the time of termination.

           3. Termination Without Cause.

           (a) Severance Amount. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Company shall pay to the Executive the following Severance Amount. For purposes hereinafter, the Severance Period shall mean three (3) months unless the Executive becomes entitled to 18 months as deemed hereunder:

           The Executive shall be entitled to three months of current base pay, to be paid on the Company's regular pay days. In addition, if the Executive executes and delivers to the Company, on a timely basis, a written Agreement in the form furnished by the Company by which the Executive effectively reaffirms the conditions of Section 5 and releases the Company, its subsidiaries and affiliates from all types of employment-related claims, the Company will then provide the Executive over an eighteen (18) month period commencing on the date of termination the total severance amount which is the sum of (A) plus (B), where (A) is the Executive's highest annual rate of base salary in effect during the twelve (12) month period prior to such termination and (B) is the target award under the Company's annual cash bonus plan for the year in which such termination occurs (or, if greater, the amount of the award for the next preceding year of employment).

           The Executive will also be eligible for an award under the annual cash bonus plan of the Company, based upon the target award for the year in which the Executive's termination without Cause or for Good Reason occurs, prorated for the active employment period during


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such year and adjusted for performance. Such pro rata bonus, if any, shall be paid following the end of the normal performance cycle.

           (b) Employee Benefit Plans. In the event the Company terminates the Executive's employment other than for Cause, or the Executive terminates for Good Reason, the Executive will continue to be eligible for the welfare benefits (other than disability benefits) afforded by the employee welfare benefit plans and programs maintained by the Company in which he participated (and at an equivalent level of participation) immediately prior to such termination until the earlier to occur of (i) the end of the Severance Period or (ii) such time as the Executive is covered by comparable programs of a subsequent employer. For all other employee benefit plans of the Company, the date of termination of employment will be treated as the Executive's severance date, as of which plan participation will cease. Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Severance Period any plan or plan provision solely as a result of the provisions of this Agreement and the Executive will be subject to all changes in such plans occurring during the Severance Period generally applicable to all employees, unless former employees on salary continuation are specifically excepted.

           (c) Facilities. During the Severance Period, or the first six months thereof if longer, the Executive will, at his option, be provided with an office and secretarial services during regular business hours at a location selected by him subject to the consent of the Company, which shall not be unreasonably withheld. Except as may be specifically approved, the Executive will not be provided with the use of any other Company facility or services during the Severance Period or at any time thereafter.

           (d) Death. In the event of the Executive's death subsequent to commencement of the Severance Period, the balance of the Severance Amount will be paid to his beneficiary in a lump sum. "Beneficiary" shall mean the person or persons designated by the Executive in writing to the Company to receive payments under this Agreement or, if no such person or persons are designated, the Executive's estate.

           (e) Outplacement Counseling. During the Severance Period, the Executive will be provided with outplacement counseling services at Company expense; provided, however, the expense for such services in any calendar year shall not exceed eighteen percent (18%) of the Severance Amount paid to the Executive for such calendar year. This counseling shall include, but not be limited to, skill assessment, job market analysis, resume preparation, interviewing skills, job search techniques and negotiating.

           (f) Fringe Benefits. During the Severance Period, the Company will continue the Executive's participation in any management perquisites applicable to the Executive as of the date of such termination until the first to occur of (i) the first anniversary of such termination, or, (ii) the date the Executive is covered by comparable fringe benefit programs and perquisites of a subsequent employer, or the end of the Severance Period.

          4. Disability. The event of Permanent Disability (as hereinafter defined) shall not entitle the Executive to any of the payments or benefits described in Section 3 above


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unless the Executive is terminated by the Company other than for
Cause. "Permanent Disability" shall mean physical or mental disability as a result of which the Executive is unable to perform his duties with the Company on substantially a full-time basis for any period of six (6) consecutive months. Any dispute as to whether or not the Executive is so disabled shall be resolved by a physician reasonably acceptable to the Executive and the Company whose determination shall be real and binding upon both the Executive and the Company.

           5. Conditions Applicable to Severance Benefits.

           (a) Confidentiality and Conduct. The Executive warrants and agrees that he will not disclose to any person, other than the employees, officers, directors or shareholders of Del Monte Foods Company, a Maryland corporation, or its affiliates and subsidiaries in connection with the performance of his duties hereunder, any confidential information or trade secrets concerning the Company or any of its subsidiaries or affiliates at any tune. Notwithstanding the foregoing, confidential information and trade secrets shall not be deemed to include, without limitation, information which (i) is or becomes available to the public other than as a result of disclosure by the Executive in violation of this Section 5(a) or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. The Executive will at all times refrain from taking any action or making any statements, written or oral, which are intended to and do demonstrably and materially damage the Company, its subsidiaries and affiliates and their respective directors, officers or employees. In the event that the Executive materially violates the terms and conditions of this Section 5(a), the Company may, at its election, upon ten (10) days' notice, terminate the Severance Period and discontinue payments of the Severance Amount and cease providing the benefits described in Section 3 above. The Company may also initiate any form of legal action it may deem appropriate seeking damages or injunctive relief with respect to any material violations of this
Section 5(a).

           (b) Non-Competition. The Severance Period shall be terminated and the Company shall have no further obligation to pay the Severance Amount or to provide the benefits described in
Section 3 above if the Executive, without the Company's written approval, accepts a position of employment with any other company conducting a business which is substantially competitive with a business conducted by the Company.

           (c) No Other Severance Benefits. Except as specifically set forth in this Agreement, the Executive covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, (including any benefits under the existing separation program referenced in Section 3(a)(i) above) in the event his employment with the Company ends for any reason and, except with respect to obligations of the Company expressly provided for herein, the Executive unconditionally releases the Company and its subsidiaries and affiliates, their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangement of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.



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           6. General Provisions.

           (a) Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, telex, telecopy or registered mail, return receipt requested, to the applicable address set forth below:

(i) To the Company:            Del Monte Corporation
                               One Market Plaza
                               P.O.  Box 193575
                               San Francisco, CA 94119-3575
                               Attn:  Secretary of the Board

(ii) To the Executive:         Glynn M.  Phillips
                               c/o Del Monte Corporation
                               P.O.  Box 193575
                               San Francisco, CA 94119-3575


           (b) Limited Waiver. The waiver by the Company or the Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

           (c) No Assignment. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or set off by the Executive in respect of any claim, debt, obligation or similar process. This Agreement and all of the Company's rights and obligations hereunder may be assigned, transferred or delegated to any business entity which, at the time of any sale, merger, consolidation or other business combination, acquires all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets, but no such assignment, transfer or delegation shall impair any rights that the Executive may have hereunder against the Company. Upon such assignment, transfer or delegation, any such business entity shall be deemed to be substituted for all purposes as the Company hereunder; provided, however, that no such assignment, transfer or delegation shall relieve the Company of its obligations under this Agreement in the event that such obligations are not performed when due by any such successor to the Company hereunder.

          (d) Amendment. This Agreement may not be amended, modified or canceled except by written agreement of the parties.

          (e) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

          (f) Unsecured Promise. Unless otherwise stated herein, no benefit or promise hereunder shall be secured by any specific assets of the Company. Unless otherwise stated herein, the Executive shall have only the rights of an unsecured general creditor of the Company in seeking satisfaction of such benefits or promises.



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          (g) Governing Law. This Agreement has been made by and
construed in accordance with the laws of the State of New York.

          (h) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the matters covered hereby.

           (i) Headings. The headings and captions of the Sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

           (j) Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

           IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.


                                  DEL MONTE CORPORATION
                                    By:   /s/ Phyllis Kay Dryden
                                         ----------------------
                                         Title: Senior Vice President


                                  Executive:   /s/ Glynn M. Phillips
                                              ---------------------
                                              Glynn M. Phillips

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